Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 4th Quarter 2005 & 25% Stock Dividend

Lynchburg, Va., January 20, 2006......... Bank of the James Financial Group, Inc. (OTCBB:BOJF) (the “Company”) (quarterly consolidated results unaudited) reported today total net income after tax of $535,000 or $0.27 per basic share ($0.26 diluted) for the quarter ended December 31, 2005 and $1,791,000 or $0.90 per basic share ($0.86 diluted) year-to-date compared to net income of $491,000 or $0.25 per basic share ($0.24 diluted) and $1,472,000 or $0.77 per basic share ($0.75 diluted) for the respective periods a year ago. Management also announced the board of director’s approval of a 5 for 4 stock split to be effected as a 25% stock dividend scheduled to be paid on March 10, 2006 for shareholders of record on February 10, 2006. All earnings per share amounts have been retroactively adjusted to reflect all dividends declared and paid to date including the aforementioned 25% dividend to be paid in March 2006.

The 9.0% increase in net income in the fourth quarter 2005 as compared to the same period a year ago is attributable to an increase in loan and deposit balances at Bank of the James (the “Bank”), a wholly owned subsidiary of the Company, and a stable net interest margin. The Bank was able to maintain a stable net interest margin despite the recent flattened shape of the yield curve. The Bank holds a large number of adjustable rate loans in its portfolio. The interest rates charged on these adjustable rate loans increased in conjunction with the recent increases in the prime rate, which increases helped to maintain the net interest margin as time deposit rates increased both within the Bank and throughout the marketplace. Robert R. Chapman, III, the Bank’s President and CEO, added, “Our earnings growth is a direct result of our loyal customer base and our dedicated team of employees who support this region economically through local banking.” Also contributing to the increase was strong non-interest income generated by the Bank’s mortgage division.

Total assets as of December 31, 2005 were $195,852,000 compared to $171,025,000 at the end of 2004, an increase of $24,827,000 or 14.5%. The increase is attributable to continued strong deposit growth at the Bank’s newest branches - Forest, VA and Main Street, which opened in the spring and fall of 2004 respectively, as well as the increasing interest rate environment. Deposits grew from $153,834,000 at the period ended December 31, 2004 to $173,956,000 at the end of the fourth quarter, 2005, for an increase of 13.1%. The deposit mix shifted slightly from core deposits to time deposits as the Bank increased the interest rates paid on its certificates in response to the FOMC’s recent steps to increase short term rates in the marketplace.

Loans, net of unearned income and loan loss provision, increased from $140,272,000 as of December 31, 2004 to $155,480,000 as of December 31, 2005, an increase of 10.8%. This increase can be attributed to the Bank’s increased presence in the market and the Bank’s reputation for service, both of which have resulted in additional opportunities for the Bank to participate in quality credit requests. The loan loss reserve of $1,777,000 represented 1.13% of total loans at the end of the fourth quarter 2005 as compared with $1,419,000 or 1.00% at the end of the fourth quarter 2004. In calculating the loan loss reserve, management, to the best of its ability, attempts to identify all impaired loans in the Bank’s portfolio and maintain the reserve for all known and expected losses. Based on the results of this process, the Bank increased its loan loss reserve as set forth above. The provision charged to the Bank’s earnings in 2005 was $803,000 as compared to $754,000 for the same period a year ago. Management deems the current reserve of 1.13% of loans to be adequate.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates five full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release report contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), the sole subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc.

(000’s) except ratios and percent data

unaudited

Selected Data:	Three months ending Dec 31, 2005	Three months ending Dec 31, 2004	Change	Year to date Dec 31, 2005	Year to date Dec 31, 2004	Change
Interest income	$3,300	$2,638	25.09%	$12,028	$9,433	27.51%
Interest expense	1,124	694	61.96%	3,779	2,511	50.50%
Net Interest income	2,176	1,944	11.93%	8,249	6,922	19.17%
Provision for loan losses	174	120	45.00%	803	754	6.50%
Noninterest income	481	524	-8.21%	2,091	1,830	14.26%
Noninterest expense	1,672	1,604	4.24%	6,826	5,768	18.34%
Income taxes	276	253	9.09%	920	758	21.37%
Net income	535	491	8.96%	1,791	1,472	21.67%
Weighted Average Shares Outstanding	2,001,309	1,933,534	3.51%	1,988,118	1,914,666	3.84%
Basic net income per share	$0.27	$0.25	$0.02	$0.90	$0.77	$0.13
Fully diluted net income per share	$0.26	$0.24	$0.02	$0.86	$0.75	$0.11

Balance Sheet at period end:	Dec 31, 2005	Dec 31, 2004	Change	Dec 31, 2004	Dec 31, 2003	Change
Loans, net	$155,480	$140,272	10.84%	$140,272	$114,604	22.40%
Total securities	23,919	19,911	20.13%	19,911	14,956	33.13%
Total deposits	173,956	153,834	13.08%	153,834	133,486	15.24%
Stockholders’ equity	14,675	12,786	14.77%	12,786	11,309	13.06%
Total assets	195,852	171,025	14.52%	171,025	145,011	17.94%
Shares Outstanding	2,001,309	1,935,824	65,485	1,935,824	1,930,358	5,466
Book value per share	7.33	6.60	0.73	6.60	5.86	$0.75

Daily averages:	Three months ending Dec 31, 2005	Three months ending Dec 31, 2004	Change	Year to date Dec 31, 2005	Year to date Dec 31, 2004	Change
Loans, net	$155,574	$136,436	14.03%	$147,813	$125,896	17.41%
Total securities	25,010	23,359	7.07%	23,282	20,294	14.72%
Total deposits	169,489	153,985	10.07%	164,169	145,066	13.17%
Stockholders’ equity	14,520	12,610	15.15%	13,830	12,101	14.29%
Interest earning assets	183,645	161,849	13.47%	174,547	151,677	15.08%
Interest bearing liabilities	152,025	135,933	11.84%	145,838	128,926	13.12%
Total Assets	192,498	170,731	12.75%	183,770	159,948	14.89%

Financial Ratios:	Three months ending Dec 31, 2005	Three months ending Dec 31, 2004	Change	Year to date Dec 31, 2005	Year to date Dec 31, 2004	Change
Return on average assets	1.10%	1.14%	(0.04)	0.97%	0.92%	0.05
Return on average equity	14.62%	15.49%	(0.87)	12.95%	12.16%	0.79
Net Interest Margin	4.70%	4.78%	(0.08)	4.73%	4.56%	0.16
Efficiency ratio	62.93%	64.99%	(2.06)	66.02%	65.90%	0.11
Average Equity to average assets	7.54%	7.39%	0.16	7.53%	7.57%	(0.04)

Allowance for loan losses:	Three months ending Dec 31, 2005	Three months ending Dec 31, 2004	Change	Year to date Dec 31, 2005	Year To date Dec 31, 2004	Change
Beginning balance	$1,684	$1,454	15.82%	$1,419	$1,451	-2.21%
Provision for losses	174	120	45.00%	803	754	6.50%
Charge-offs	(93)	(206)	-54.85%	(485)	(889)	-45.44%
Recoveries	12	51	-76.47%	40	103	-61.17%
Ending balance	1,777	1,419	25.23%	1,777	1,419	25.23%

Nonperforming assets:	Dec 31, 2005	Dec 31, 2004	Change	Dec 31, 2004	Dec 31, 2003	Change
Nonaccrual loans	261	380	-31.32%	380	85	347.06%
Restructured loans	none	none	—	none	none	—
Total nonperforming loans	261	380	-31.32%	380	85	347.06%
Other real estate owned	none	85	—	85	none	—
Total nonperforming assets	261	465	-43.87%	465	85	447.06%

Asset quality ratios:	Dec 31, 2005	Dec 31, 2004	Change	Dec 31, 2004	Dec 31, 2003	Change
Nonperforming loans to total loans	0.17%	0.27%	(0.10)	0.27%	0.07%	0.19
Allowance for loan losses to total loans	1.13%	1.00%	0.13	1.00%	1.25%	(0.25)
Allowance for loan losses to nonperforming loans	680.84%	373.42%	307.42	373.42%	1707.06%	(1,333.64)